Exhibit 10.5

CONSULTING AGREEMENT

This Consulting Agreement is made effective June 17, 2014 between US Ecology, Inc., its subsidiaries and affiliates (“Company”) and Victor 5, LLC, a Michigan limited liability company (“Consultant”).

1.              Scope of Services.   Consultant agrees to render the consulting services described in Exhibit A (the “Services”). Consultant shall provide the Services in good faith and consistent will all applicable Company procedures and policies.  Consultant represent that Consultant maintains all licenses, if any, required by law to perform the Services.

2.     Nature of Relationship.

a.     No Employment Relationship.   The relationship of Company and Consultant is that of independent contract and not that of joint venture, partner, employer-employee, or agent. Neither has the authority to create any obligations for the other.  Consultant is responsible for Consultant’s own costs, methods and legal responsibilities of doing business.

b.     Non-Exclusive.   Consultant may provide services for other entities as long as they do not interfere with Consultant’s ability to provide Services to Company.

c.     No Assignment.   This is a personal services agreement and Consultant may not assign or subcontract this Agreement, in whole or in part, without the prior express written consent of Company.

d.     At-Will.   Consultant’s Services shall be at-will and may be terminated at any time, without cause, by either the Company or Consultant.

3.              Compensation.   Company shall pay Consultant for services rendered at the rate set form in Exhibit A.  Company shall also reimburse Consultant for expenses incurred pursuant to applicable Company procedures and policies.  Consultant is not entitled to any other compensation not to any benefits.  Payment for services rendered and expenses incurred will be made by consultant upon the presentation of a written invoice and supporting documentation for expenses.

4.     Taxes.   Consultant shall be responsible for all payroll taxes and income tax withholding and reporting related to Consultant and its employees’ services under this Agreement.

5.     Confidentiality.   Consultant may have access to information or materials that are trade secret, and/or proprietary by Company (“Information”).  Information may include, but is not limited to, strategic plans, marketing plans, customer information, financial information and proposed agreements.  Information also includes all written materials identified in writing as “Confidential” or “Proprietary” or such similar proprietary legend, and oral information disclosed in connection with the Information.  Information also includes “Workproduct” identified and defined in Paragraph 6, below.  Consultant agrees that Consultant will keep Information of Company confidential.  Consultant agrees that, unless otherwise directed by Company, during and after the term of this Agreement, Consultant will not: (a) take, retain or use Information, Workproduct or Company materials for Consultant’s own benefit; or (b) disclose Information, Workproduct or Company materials to any other entity or unauthorized person without the written permission from a Company officer.  Consultant has no obligation to maintain as confidential any Information that is or becomes entirely in the public domain, or is known to Consultant prior to disclosure by Company, or is received by Consultant without the breach of any obligation of confidentiality owed to Company.

6.     Ownership of Work Product.   The Parties agree that all Workproduct produced by the Consultant during the term of the Agreement including, but not necessarily limited to all ideas and concepts as may be conceived, developed or written by the Consultant, either individually or jointly in collaboration with others, shall belong to and be the sole and exclusive property of the Company.

7.     Governing Laws/Notice.   Any dispute concerning any question of fact or law arising under this Agreement which is not disposed of by agreement between Consultant and Company shall be decided by a court of competent jurisdiction of the State of Michigan in accordance with the laws of Michigan.  All notices under this Agreement shall be given by fax, first class mail or courier addressed as follows:

If to Company:	If to Consultant:

US Ecology, Inc.	Victor 5, LLC
251 E. Front Street, Suite 400	3189 Heather Rd.
Boise, ID 83702	Ann Arbor, MI 48108

Attn: Wayne Ipsen	Attn: David Lusk

Or any other addresses of which either Party shall notify the other Party in writing. Any notice provided for under this Agreement shall be deemed effective on the date of actual receipt by a Party. Victor 5, LLC.

8.              Entire Agreement.   This Agreement constitutes the entire agreement between Company and Consultant.  This Agreement supersedes all prior contemporaneous communications, representations, or agreements, whether oral or written, with respect to the subject matter thereof and has been induced by no representations, statements, or agreements other that those herein expressed.  No agreement hereafter made between the parties shall be binding on either party unless reduced to writing and signed by an authorized representative of the party sought to be bound thereby.

THE PARTIES HAVE READ THE AGREEMENT,

UNDERSTAND ITS TERMS AND AGREE TO BE BOUND BY THEM.

Company	Consultant

Signature	Signature

Printed Name	Printed Name

Title	Title

Date	Date

EXHIBIT A

SERVICES AND COMPENSATION

Company and Consultant agree as follows:

1.              Consultant agrees to perform the following services:  Management advisory services as directed by the CEO, or his designate, of US Ecology (“Services”).

2.              Company shall be responsible for the following:

3.              The Company shall compensate Consultant for the Services as follows:

a.              David Lusk - $175 per hour;

b.              Administrative support - $50 per hour; and

c.               Subcontracted services – to be reimbursed at cost

Payment for services rendered will be made by the Company upon the presentation of a written invoice to Jeff Feeler at the Company.

4.              Company shall reimburse Consultant for all reasonable and necessary expenses (at cost) incurred by Consultant in the performance of the Services.  Consultant shall not be entitled to reimbursement of any general business overhead expense.  Consultant shall furnish such documentation with respect to reimbursement to be paid under this Section as the Company shall reasonably request.

Company	Consultant

Signature	Signature

Printed Name	Printed Name

Title	Date

Date